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                                                                    Exhibit 99.b



                                     BY-LAWS

                                       OF

                       CALAMOS STRATEGIC TOTAL RETURN FUND

                                   ARTICLE 1


         1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time amended, supplemented or restated (the "Declaration of Trust") of Calamos Strategic Total Return Fund (the "Trust"), a Delaware statutory trust established by the Declaration of Trust.

         1.2 Definitions. Unless otherwise defined herein, the terms used herein have the respective meanings given them in the Declaration of Trust.

                                    ARTICLE 2

                                     OFFICES

         2.1 Principal Office. The principal office of the Trust shall be located at 1111 East Warrenville Road, Naperville, Illinois 60593-1493, or such other location as the Trustees may from time to time determine.

         2.2 Other Offices. The Trust may have offices in such other places without as well as within the State of Delaware as the Trustees may from time to time determine.

         2.3 Registered Office and Registered Agent. The registered office of the Trust shall be located in the City of Wilmington, State of Delaware or such other location within the State of Delaware as the Trustees may from time to time determine. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process in the State of Delaware for the Trust as provided in the Delaware Statutory Trust Act, 12 Del. C. ss.3807, as amended from time to time.

                                   ARTICLE 3

                                  SHAREHOLDERS

         3.1 Annual Meetings. Annual meetings of the Shareholders of the Trust or a Series or Class thereof shall be held on such date and at such place within or without the State of Delaware as the Trustees shall designate.

         3.2 Special Meetings.

             (a) Special meetings of the Shareholders may be called at any time by the Chairman, the President or the Trustees. Subject to subsection
         (c) of this Section 3.2, a special meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

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             (b) Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the "Requested Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or other agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder. Upon receiving the Record Date Request Notice, the Trustees may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Trustees. If the Trustees, within thirty (30) days after the date on which a valid Record Date Request Notice is received, fail to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th day after the first date on which the Record Date Request Notice is received by the Secretary.

             (c) In order for any Shareholder to request a special meeting, one or more written requests for a special meeting signed by Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Shareholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust's books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of the Trust which are owned of record and beneficially by each such Shareholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty
         (60) days after the Request Record Date. Any requesting Shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

             (d) The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust's proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs (b) and (c) of this Section 3.2, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.


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             (e) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President, Chairman or Trustees, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Trustees; PROVIDED, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date"); and PROVIDED FURTHER that if the Trustees fail to designate, within thirty (30) days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Central Time on the 90th day after the date the request for such meeting is actually received by the Trust or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and PROVIDED FURTHER that in the event that the Trustees fail to designate a place for a Shareholder Requested Meeting within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal office of the Trust. In fixing a date for any special meeting, the President, Chairman or Trustees may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

             (f) If at any time as a result of written revocations of requests for the special meeting, Shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten (10) days prior to the meeting if the Secretary has first sent to all other requesting Shareholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

             (g) The Chairman, the President or the Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be

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         entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

         3.3 Business Day. For purposes of these By-Laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         3.4 Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail or telegraphic or electronic means to each Shareholder at the Shareholder's address as recorded on the register of the Trust mailed at least ten (10) days and not more than ninety (90) days before the meeting, PROVIDED, HOWEVER, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Exchange Act; and PROVIDED, FURTHER, that notice of any Shareholder Requested Meeting shall be provided in a manner and time consistent with Section 3.2(e). Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held and adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

         3.5 Record Date for Meetings and Other Purposes. Except as provided in
Section 3.2, for the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration of Trust.

         3.6 Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy, (whether by manual signature, typewriting, telegraphic transmission, facsimile, other electronic means or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. Proxies may be recorded by any electronic, telephonic, internet or other telecommunication device except as otherwise provided in the Declaration of Trust. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions pursuant to procedures reasonably designed to verify that such instructions have been authorized by the Shareholder shall constitute execution of the proxy by or on behalf of the Shareholder. Proxies may be solicited in the name


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of one or more Trustees or one or more of the officers of the Trust. Only
Shareholders of record shall be entitled to vote. As determined by the Trustees without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Without limiting their power to designate otherwise in accordance with the preceding sentence, the Trustees have established in the Declaration of Trust that each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote and fractional shares shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy, including a photographic or similar reproduction thereof and a telegram, cablegram, wireless or similar transmission thereof, purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Except as otherwise provided herein or in the Declaration of Trust or the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq., all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

         3.7 Inspection of Books. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

         3.8 Application of This Article. Meetings of Shareholders shall consist of Shareholders of any Series (or Class thereof) or of all Shareholders, as determined pursuant to the Declaration of Trust, and this Article 3 shall be construed accordingly.

         3.9 Nominations and Proposals by Shareholders.

             (a) Annual Meetings of Shareholders.

                 (1) Nominations of persons for election as a Trustee and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this Section 3.9(a) and at the time of the annual meeting, who is entitled to vote at the

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             meeting and who complied with the notice procedures set forth in this Section 3.9(a).

                 (2) For nominations for election to the Trustees or other
             business to be properly brought before an annual meeting by a Shareholder pursuant to clause (iii) of paragraph (a)(1) of this
             Section 3.9, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder's notice must be delivered to the Secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above. A Shareholder's notice to be proper must set forth
             (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Trust that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of stock of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner.

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                 (3) Notwithstanding anything in the second sentence of
             paragraph (a)(2) of this Section 3.9 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Trustees at least one hundred (100) days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a Shareholder's notice required by this Section 3.9(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

             (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Trustees may be made at a special meeting of Shareholders at which trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) provided that the Trustees have determined that trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 3.9(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.9(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by paragraph
         (a)(2) of this Section 3.9 shall have been delivered to the Secretary at the principal offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

             (c) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 3.9 shall be eligible to serve as trustee, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.9. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.9 and, if any proposed nomination or other business is not in compliance with this Section 3.9, to declare that such nomination or proposal shall be disregarded.

             For purposes of this Section 3.9, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of trustees and


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         (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which Shares of the Trust's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the Commission.

             (d) Compliance With State and Federal Law. Notwithstanding the foregoing provisions of this Section 3.9, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.9. Nothing in this Section 3.9 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

         3.10 Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

         3.11 Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust or these By-laws) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE 4

                                    TRUSTEES

         4.1 Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chairman or by any two of the Trustees, at the time then in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed, postage prepaid, to each Trustee at least three
(3) days before the meeting, or shall be given by telephone, cable, wireless, facsimile or other electronic mechanism by which receipt thereof can be confirmed to each Trustee at his business address, or personally delivered to him at least one (1) day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to

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him. A notice or waiver of notice need not specify the purpose of any meeting.
The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees then in office (or such higher number of Trustees as would be required to act on the matter under the Declaration of Trust, these By-Laws or applicable law if a meeting were held) consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes. Notwithstanding the foregoing, all actions of the Trustees shall be taken in compliance with the provisions of the 1940 Act.

         4.2 Quorum and Manner of Acting. A majority of the Trustees then in office shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

         4.3 Eligibility to Serve. Each Trustee who is not an interested person of the Trust, as defined in the 1940 Act, shall retire as a Trustee as of the end of the calendar year in which the Trustee attains the age of 70 years.

                                   ARTICLE 5

                                   COMMITTEES

         5.1 Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Series thereof, and such other powers of the Trustees as the Trustees may delegate to them, from time to time, except those powers which by law, the Declaration of Trust or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time; the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman.

         5.2 Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number other Committees from time to time to consist of one or more Trustees to hold office at the pleasure of the Trustees, which Committees shall have such power and duties as the Board of Trustees may, by resolution, prescribe, subject to the same limitations


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as with respect to the Executive Committee. The terms of membership on such
Committees and the termination or circumstances giving rise to the termination of such Committees shall be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own chairman.

         5.3 Meetings Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit. Unless otherwise provided by the Trustees, (1) any Committee meeting may be held by conference telephone, teleconference or other electronic media or communications equipment by means of which all persons participating in the meeting can communicate with each other and (2) each Committee may make decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting. Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept at the principal executive office of the Trust.

                                    ARTICLE 6

                                    OFFICERS

         6.1 General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect such other officers or agents as the business of the Trust may require, including a Chairman of the Board ("Chairman") one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

         6.2 Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the President, the Treasurer, the Secretary and all other officers shall each hold office at the pleasure of the Board of Trustees or until his successor shall have been duly elected and qualified. The Secretary and the Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of Vice President, Secretary and Treasurer shall not be held by the same person. The President shall hold no other office, however, the President may also serve as Chairman. The Chairman, if there be one, shall be a Trustee and may but need not be a shareholder. Except as above provided, any two offices may be held by the same person. Any officer may be but none need be a Trustee or Shareholder.

         6.3 Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

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         6.4 Powers and Duties of the Chairman. The Trustees may, but need not, appoint from among their number a Chairman. When present the Chairman shall preside at the meetings of the Shareholders and of the Trustees. The Chairman may call meetings of the Trustees and of any committee thereof whenever he deems it necessary. The Chairman shall have, with the President, general supervision over the business and policies of the Trust, subject to the limitations imposed upon the President, as provided in Section 6.5.

         6.5 Powers and Duties of the President. Subject to the powers of the Chairman, if there be such an officer, the President shall be the principal executive officer of the Trust. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and, in the absence of the Chairman, shall preside at all meetings of the Shareholders and the Trustees. Subject to the control of the Trustees, the Chairman and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof, and other advisers and agents for the Trust and to employ such subordinate officers, agents, clerks and employees as the President may find necessary to transact the business of the Trust or any Series or Class thereof. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series or Class thereof. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

         6.6 Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice Presidents, and in the order designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees or the President. Any Vice President may be designated the chief financial officer of the Trust.

         6.7 Powers and Duties of the Treasurer. The Treasurer shall be the chief accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust or any Series or Class thereof which may come into the Treasurer's hands to such Custodian as the Trustees may employ. The Treasurer shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as the Trustees shall require the same and the Treasurer shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Trustees. The Treasurer shall give a bond for the faithful discharge of the Treasurer's duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require. The Treasurer may be designated the chief financial officer of the Trust.

         6.8 Powers and Duties of the Secretary. The Secretary shall attend all meetings of the Trustees and Shareholders; the Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; the Secretary shall have custody of the seal of the Trust; the Secretary shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-


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Laws and as required by law; and subject to these By-Laws, the Secretary shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Trustees.

         6.9 Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to such Assistant Treasurer by the Trustees. Each Assistant Treasurer performing the duties and exercising the powers of the Treasurer, if any, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         6.10 Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to such officer by the Trustees.

         6.11 Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of any advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that the officer is also a Trustee.

                                    ARTICLE 7

                                   FISCAL YEAR

         The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.

                                    ARTICLE 8

                                      SEAL

         The Trustees may, but shall not be required to, adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE 9

                        SUFFICIENCY AND WAIVERS OF NOTICE

         Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph or cable when it has been delivered to a representative of any company holding itself out as capable of sending notice by such means


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with instructions that it be so sent, or at the time of confirmation if sent by wireless, facsimile or other electronic means.

                                   ARTICLE 10

                                  CERTIFICATES

         If so determined by resolution of the Board of Trustees, each Shareholder of the Trust shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board of Trustees, representing the number of Shares of the Trust owned by the Shareholder, provided, however, that certificates for fractional shares will not be delivered in any case. Certificates representing Shares shall be signed by or in the name of the Trust by the President or a Vice President or the Chairman and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were still in the office at the date of issue.

                                   ARTICLE 11

                                    AMENDMENT

         These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by the Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration of Trust or these By-Laws, a vote of the Shareholders.

Adopted:  December 31, 2003

                                 END OF BY-LAWS












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